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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Continuus Software Corporation and subsidiaries

We consent to the use in this Registration Statement of Continuus Software
Corporation and subsidiaries on Form S-1 of our report dated              ,
appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Continuus Software Corporation and subsidiaries, listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Costa Mesa, California

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The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of the reverse stock split and reincorporation in the State of Delaware which is described in Note 1 of the notes to the consolidated financial statements and assuming that from January 26, 1999 to the date of such reverse stock split and reincorporation, no other events have occurred that would affect the accompanying financial statements and notes thereto.

Deloitte & Touche LLP
Costa Mesa, California
April 20, 1999